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                                                                      EXHIBIT 99


                                    [LOGO]

                                WESTPOINT STEVENS
                                  NEWS RELEASE

Contact:       Morgan M. Schuessler
               Executive Vice President/Finance
               and Chief Financial Officer
               (706) 645-4230

                     WESTPOINT STEVENS INC. CLOSES AGREEMENT
                            TO SELL ALAMAC SUBSIDIARY

WEST POINT, Georgia (August 27, 1997) - WestPoint Stevens Inc. (NASDAQ/NM:WPSN) (www.westpointstevens.com) today announced that it has closed the previously announced agreement with Dyersburg Corporation (NYSE:DBG) to sell its Alamac Knit Fabrics subsidiary. The closing of the transaction occurred on August 27, 1997.

      WestPoint Stevens Inc. is a home fashions consumer products company, with a comprehensive line of branded and licensed products for the bedroom and bathroom. The Company is vertically integrated, and is the nation's leading manufacturer and marketer of bed linens, towels, comforters, and other accessories that are sold in retail outlets throughout the world. WestPoint Stevens' home fashions consumer products are marketed under the well-known brand names of ATELIER MARTEX, MARTEX, UTICA, STEVENS, LADY PEPPERELL, and VELLUX, and under licensed designer brands, including RALPH LAUREN HOME COLLECTION, SANDER SON, HALSTON, and STAR WARS.



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P.O. Box 71, 507 W. 10th Street, West Point, Georgia 31833 - Area 706 645-4000